TIME ESSENCE, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of June 23, 2010 by and between Time Essence, Inc., a Nevada corporation (the “Company”), and Mark E. Crone, the (“Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and Purchaser agree as follows:

1.            Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to Purchaser and Purchaser agrees to purchase from the Company on the Closing (as defined below) 100,000 shares of the Company’s Common Stock (the “Shares”) in exchange for past services rendered to the Company, which the Company acknowledges constitutes full and adequate consideration for the Shares. The Company agrees that the Shares when issued will be fully-paid and nonassessable.

2.            Representations and Warranties of Purchaser. Purchaser understands that the Company’s sale of the Shares to Purchaser has not been registered under the Securities Act of 1933, as amended, because the Company believes, relying in part on Purchaser’s representations in this Agreement, that an exemption from such registration requirement is available for such sale. Purchaser understands that the availability of this exemption depends upon the truth and accuracy of Purchaser’s representations in this Agreement.

(a)          Purchasing for Investment. Purchaser is purchasing the Shares solely for investment purposes, and not for further distribution. Purchaser’s entire legal and beneficial ownership interest in the Shares is being purchased and shall be held solely for Purchaser’s account. Purchaser is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. Purchaser’s investment intent is not limited to Purchaser’s present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

(b)          Purchaser Can Protect His Own Interests. Purchaser can properly evaluate the merits and risks of an investment in the Shares and can protect Purchaser’s own interests in this regard, whether by reason of Purchaser’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom Purchaser has consulted, or Purchaser’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

(c)          Purchaser is Informed About the Company. Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and has received all information it deems appropriate for assessing the risk of an investment in the Shares.

(d)          Purchaser Recognizes His Economic Risk. Purchaser realizes that the purchase of the Shares involves a high degree of risk, and that the Company’s future prospects are uncertain. Purchaser is able to hold the Shares indefinitely if required, and is able to bear the loss of Purchaser’s entire investment in the Shares.

(e)          Purchaser Knows the Shares are Restricted Securities. Purchaser understands that the Shares are “restricted securities” in that the Company’s sale of the Shares to Purchaser has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Purchaser also understands and agrees that:

(i)      Purchaser must hold the Shares indefinitely, unless any subsequent proposed resale by Purchaser is registered under the Securities Act, or unless an exemption from registration is otherwise available;

(ii)     the Company is under no obligation to register any subsequent proposed resale of the Shares by Purchaser; and

(iii)    the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

3.            Restrictions on Transfer. Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

(a)          Stop-Transfer Notices. Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)          Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

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4.           General Provisions.

(a)          Choice of Law; Entire Agreement. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

(b)          Integration. This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supercedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

(c)          Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Purchaser and his heirs, executors, administrators, successors and assigns.

(d)          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

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The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in his address below.

PURCHASER	TIME ESSENCE, INC.

Signature	Signature

/s/ Mark E. Crone	/s/ Mark E. Crone
Print Name	Print Name

President and Chief Executive Officer
Print Title

Address:

101 Montgomery Street Suite 1950

San Francisco, CA 94104

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